Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions made by, and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, volatility in the securities markets, and contraction in the credit markets affecting our ability to refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.

As of December 31, 2008, our office portfolio was comprised of whole or partial interests in 36 properties totaling approximately 20 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 45,000 vehicles.  We have two projects under development that total approximately 255,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 8 million square feet of office, hotel, retail and residential development and approximately 8 million square feet of structured parking.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2008 that will subsequently be reported in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (SEC) on or before March 16, 2009.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Debt:

During October 2008, we extended our City Parkway mortgage loan for one year to May 9, 2010. We have two one-year extensions available at our option that would allow us to extend the maturity of this loan to May 9, 2012, subject to certain conditions.

During November 2008, we also extended our Brea Corporate Place and Brea Financial Commons mortgage loan for one year to May 1, 2010.  We have two one-year extensions available at our option that would allow us to extend the maturity of this loan to May 1, 2012, subject to certain conditions.

As of December 31, 2008, approximately 84% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.7% with a weighted average remaining term of approximately six years.

Leasing Activities:

During the fourth quarter, new leases and renewals were executed for approximately 0.6 million square feet (including our pro rata share of our joint venture properties).  Cash rent on new leases completed during the quarter increased 8% in our Effective Portfolio, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent increased 24% compared to prior GAAP rents.  Leases totaling approximately 0.5 million square feet expired during the fourth quarter (including our pro rata share of our joint venture properties).

Development Activities:

We placed the Lantana South building in service during the fourth quarter of 2008.  The Lantana South building is a 132,976 square foot office building and is approximately 72% leased as of December 31, 2008.

Tenant improvement work at Lantana East began in fourth quarter 2008.  Tenant improvements are scheduled according to our tenants’ expected move-in dates.  The Lantana East building is a 66,000 square foot office building located, along with Lantana South, in Santa Monica, California.  As of the date of this report, 100% of Lantana East has been pre-leased.

Construction activities continued at 207 Goode during the fourth quarter of 2008.  Roofing activities are 50% complete, and interior work is 50% complete in common areas.  Installation of the elevator cabs has begun and is approximately 65% complete.  We expect to complete construction of the building in mid-2009.  207 Goode is an eight-story, 189,000 square foot office building located in Glendale, California.

Orange County Asset Disposition Program:

In December 2008, we made the decision to dispose of our property at 3161 Michelson located in Irvine, California and have classified this property as held for sale in our consolidated financial statements.  We recorded a non-cash impairment charge totaling $50.0 million during the fourth quarter of 2008 pursuant to Statement of Financial Accounting Standards No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, related to the writedown of 3161 Michelson to its estimated fair value, less estimated costs to sell, as of December 31, 2008.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel. (213) 626-3300
Fax (213) 687-4758

Senior Management

Nelson C. Rising	President and Chief Executive Officer	Ted J. Bischak	Senior Vice President, Asset Management
Douglas J. Gardner	Executive Vice President, Operations	Robert P. Goodwin	Senior Vice President, Construction and Development
Mark T. Lammas	Executive Vice President, Investments	Peter K. Johnston	Senior Vice President, Leasing
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary	Christopher C. Rising	Senior Vice President, Strategic Initiatives

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (718) 921-8201 www.amstock.com	Quarterly results for 2009 will be announced according to the following schedule:
	First Quarter	May 2009
	Second Quarter	August 2009
	Third Quarter	November 2009
	Fourth Quarter	March 2010

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Investor Information (continued)

Equity Research Coverage

Citigroup Global Markets Inc.	Michael Bilerman	(212) 816-1383
Credit Suisse	Steven Benyik	(212) 538-0239
Deutsche Bank Securities, Inc.	Louis Taylor	(212) 250-4912
Friedman, Billings, Ramsey & Co., Inc.	Wilkes J. Graham	(703) 312-9737
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Merrill Lynch & Co., Inc.	Steve Sakwa	(212) 449-0335
Raymond James Financial, Inc.	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(314) 863-4235
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773

Maguire Properties, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

  Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2008				2007
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
High price	$6.79	$16.32	$17.65	$29.90	$30.73
Low price	$1.03	$4.75	$11.83	$12.42	$23.84
Closing price	$1.46	$5.96	$12.17	$14.31	$29.47
Dividends per share - annualized	$–	$–	$–	$–	$1.60
Closing dividend yield - annualized	(1)	(1)	(1)	(1)	5.43%
Closing common shares and Operating Partnership units outstanding (in thousands)	54,650	54,559	54,655	54,610	54,592
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$79,788	$325,173	$665,152	$781,457	$1,608,813

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	$0.4000
Declaration date					December 17, 2007
Record date					December 31, 2007
Payment date					January 31, 2008

Series A Preferred Stock
Dividend amount per share	(2)	$0.4766	$0.4766	$0.4766	$0.4766
Declaration date		September 18, 2008	June 24, 2008	April 1, 2008	December 17, 2007
Record date		October 10, 2008	July 11, 2008	April 11, 2008	December 31, 2007
Payment date		October 31, 2008	July 31, 2008	April 30, 2008	January 31, 2008
__________
(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended December 31, September 30, June 30 and March 31, 2008.  There can be no assurance given that we will continue to make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock for the quarter ended December 31, 2008. Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

  Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Income Items:
Revenue (1)	$137,914	$133,687	$135,999	$139,433	$146,192
Straight line rent	3,011	3,944	3,805	3,320	2,540
Fair value lease revenue (2)	5,643	5,930	6,985	7,200	8,374
Lease termination fees	590	13	86	416	342
Office property operating margin (3)	60.1%	60.2%	61.3%	61.5%	60.9%

Loss income available to common stockholders	$(96,305)	$(72,524)	$(110,628)	$(48,591)	$(44,462)
Loss income available to common stockholders - basic and diluted	(2.02)	(1.52)	(2.32)	(1.03)	(0.95)

Funds from operations (FFO) available to common stockholders (4)	$(42,180)	$(20,158)	$(56,383)	$(678)	$6,715
FFO per share - basic (4)	(0.88)	(0.42)	(1.18)	(0.01)	0.14
FFO per share - diluted (4)	(0.88)	(0.42)	(1.18)	(0.01)	0.14
FFO per share before specified items - basic (4)	0.04	0.04	0.10	0.10	0.16
FFO per share before specified items - diluted (4)	0.04	0.04	0.09	0.10	0.16

Dividends declared per common share	$–	$–	$–	$–	$0.4000
Dividends declared per preferred share (5)	–	0.4766	0.4766	0.4766	0.4766

Ratios:
Interest coverage ratio (6)	0.40	0.70	0.14	1.01	1.07
Interest coverage ratio before specified items (7)	1.08	1.05	1.08	1.10	1.09
Fixed-charge coverage ratio (8)	0.37	0.65	0.13	0.94	1.01
Fixed-charge coverage ratio before specified items (9)	1.00	0.97	1.00	1.02	1.02
FFO payout ratio (10)	–	–	–	–	279.4%
FFO payout ratio before specified items (11)	–	–	–	–	250.9%
AFFO payout ratio (12)	–	–	–	–	-104.3%

Capitalization:
Common stock price @ quarter end	$1.46	$5.96	$12.17	$14.31	$29.47

Total consolidated debt	$4,882,809	$4,874,471	$5,052,546	$5,033,505	$5,003,341
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (13)	79,788	325,173	665,152	781,457	1,608,813
Total consolidated market capitalization	$5,212,597	$5,449,644	$5,967,698	$6,064,962	$6,862,154

Company share of MMO joint venture debt	161,420	161,566	161,707	161,846	161,987
Total combined market capitalization	$5,374,017	$5,611,210	$6,129,405	$6,226,808	$7,024,141

Total consolidated debt / total consolidated market capitalization	93.7%	89.4%	84.7%	83.0%	72.9%
Total combined debt / total combined market capitalization	93.9%	89.7%	85.1%	83.4%	73.5%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	98.5%	94.0%	88.9%	87.1%	76.6%
Total combined debt plus liquidation preference / total combined market capitalization	98.5%	94.2%	89.1%	87.5%	77.1%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

  Financial Highlights (continued)
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

(1)
Excludes revenue from discontinued operations of approximately $2 million, $6 million, $8 million, $8 million and $9 million for the three months ended December 31, September 30, June 30, March 31, 2008 and December 31, 2007, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 46. For a quantitative reconciliation of the differences between FFO and net income, see page 13.
(5)	Preferred dividends were declared for the three months ended October 31, July 31, April 30 and January 31, 2008, respectively.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $28,970, $51,839, $10,806, $76,028 and $86,573, respectively, divided by cash paid for interest of $73,055, $73,547, $74,570, $75,084 and $80,577, respectively.  For a discussion of EBITDA, see page 48.  For a quantitative reconciliation of the differences between EBITDA and net income, see page 15.

(7)
Calculated as Adjusted EBITDA of $78,970, $76,899, $80,194, $82,430 and $87,459, respectively, divided by cash paid for interest of $73,055, $73,547, $74,570, $75,084 and $80,577, respectively.  For a discussion of Adjusted EBITDA, see page 48.

(8)	Calculated as EBITDA of $28,970, $51,839, $10,806, $76,028 and $86,573, respectively, divided by fixed charges of $79,166, $79,342, $80,150, $80,529 and $85,870, respectively.
(9)	Calculated as Adjusted EBITDA of $78,970, $76,899, $80,194, $82,430 and $87,459, respectively, divided by fixed charges of $79,166, $79,342, $80,150, $80,529 and $85,870, respectively.
(10)	Calculated as dividends declared per common share divided by FFO per share - diluted.
(11)	Calculated as dividends declared per common share divided by FFO per share before specified items – diluted.
(12)
Calculated as common stock dividends and Operating Partnership distributions declared of $21,710 for the three months ended December 31, 2007 divided by AFFO of ($20,822) for the three months ended December 31, 2007.  The Board of Directors did not declare a dividend on our common stock for the quarters ended December 31, September 30, June 30 and March 31, 2008.  There can be no assurance given that we will continue to make distributions on our common stock at historical levels or at all.  For a definition of AFFO, see page 47.  For a quantitative reconciliation of the differences between AFFO and FFO, see page 14.

(13)
Assuming 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock.  Our limited partners have the right to redeem all or part of their Operating Partnership units at any time.  At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

  Consolidated Balance Sheets
(unaudited and in thousands)

	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007

Assets
Investments in real estate	$5,026,688	$5,219,538	$5,492,942	$5,490,807	$5,439,044
Less: accumulated depreciation	(604,302)	(576,329)	(552,300)	(514,454)	(476,337)
	4,422,386	4,643,209	4,940,642	4,976,353	4,962,707

Cash, cash equivalents and restricted cash	280,166	351,246	308,382	345,384	414,092
Rents, deferred rents and other receivables, net	86,519	85,778	87,576	85,116	81,454
Deferred charges, net	184,156	193,384	207,202	217,291	230,994
Other assets	31,585	36,096	33,486	46,903	42,206
Investment in unconsolidated joint ventures	11,606	13,326	14,886	16,759	18,325
Assets associated with real estate held for sale	182,597	–	–	–	–
Total assets	$5,199,015	$5,323,039	$5,592,174	$5,687,806	$5,749,778

Liabilities, minority interests and stockholders' (deficit) equity
Mortgage and other secured loans	$4,714,090	$4,874,471	$5,052,546	$5,033,505	$5,003,341
Dividends and distributions payable	–	3,177	3,177	–	24,888
Accounts payable, accrued interest payable and other liabilities	221,066	214,119	212,558	215,632	207,741
Acquired below-market leases, net	112,173	119,895	135,268	145,365	155,824
Obligations associated with real estate held for sale	171,348	–	–	–	–
Total liabilities	5,218,677	5,211,662	5,403,549	5,394,502	5,391,794

Minority interests	–	–	–	4,904	14,670

Stockholders' (deficit) equity
Common and preferred stock and additional paid-in capital	696,840	695,361	695,206	695,235	692,090
Accumulated deficit and dividends	(656,606)	(563,478)	(490,954)	(377,149)	(331,735)
Accumulated other comprehensive loss, net	(59,896)	(20,506)	(15,627)	(29,686)	(17,041)
Total stockholders' (deficit) equity	(19,662)	111,377	188,625	288,400	343,314
Total liabilities, minority interests and stockholders' (deficit) equity	$5,199,015	$5,323,039	$5,592,174	$5,687,806	$5,749,778

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

  Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Revenue:
Rental	$84,587	$82,869	$84,615	$85,163	$88,573
Tenant reimbursements	29,875	27,929	26,058	28,230	28,786
Hotel operations	6,448	6,301	6,986	6,881	7,260
Parking	13,382	12,914	13,263	13,687	13,319
Management, leasing and development services	1,305	1,518	1,857	1,957	2,510
Interest and other	2,317	2,156	3,220	3,515	5,744
Total revenue	137,914	133,687	135,999	139,433	146,192

Expenses:
Rental property operating and maintenance	33,539	32,665	30,901	32,287	32,957
Hotel operating and maintenance	4,021	4,102	4,567	4,415	4,548
Real estate taxes	13,314	12,499	13,462	12,888	13,571
Parking	4,210	4,125	3,616	3,787	4,588
General and administrative	8,038	9,052	27,071	16,674	9,789
Other expense	1,359	1,574	1,405	1,528	2,050
Depreciation and amortization	44,502	45,087	46,030	47,681	50,040
Interest	67,621	63,697	62,602	64,214	66,114
Loss from early extinguishment of debt	–	1,463	–	–	886
Total expenses	176,604	174,264	189,654	183,474	184,543

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and minority interests	(38,690)	(40,577)	(53,655)	(44,041)	(38,351)
Equity in net loss of unconsolidated joint venture	(330)	(98)	(388)	(276)	(426)
Minority interests allocated to continuing operations	–	–	3,436	6,555	5,892
Loss from continuing operations	(39,020)	(40,675)	(50,607)	(37,762)	(32,885)

Discontinued Operations:
Loss from discontinued operations before minority interests	(52,519)	(27,083)	(58,683)	(6,998)	(7,877)
Minority interests allocated to discontinued operations	–	–	3,428	935	1,066
Loss from discontinued operations	(52,519)	(27,083)	(55,255)	(6,063)	(6,811)

Net loss	(91,539)	(67,758)	(105,862)	(43,825)	(39,696)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net loss available to common stockholders	$(96,305)	$(72,524)	$(110,628)	$(48,591)	$(44,462)

Basic and diluted loss per common share:
Loss from continuing operations available to common stockholders	$(0.92)	$(0.95)	$(1.16)	$(0.90)	$(0.80)
Loss from discontinued operations	(1.10)	(0.57)	(1.16)	(0.13)	(0.15)
Net loss available to common stockholders	$(2.02)	$(1.52)	$(2.32)	$(1.03)	$(0.95)
Weighted average number of common shares outstanding	47,777,101	47,773,575	47,615,421	46,982,531	46,870,622

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Revenue:
Rental	$1,911	$4,452	$6,620	$6,995	$7,563
Tenant reimbursements	(30)	718	558	536	371
Parking	113	392	632	523	647
Interest and other	270	51	95	222	177
Total revenue	2,264	5,613	7,905	8,276	8,758

Expenses:
Rental property operating and maintenance	448	1,629	2,326	2,478	2,617
Real estate taxes	(98)	1,018	1,414	1,356	1,112
Parking	453	517	608	478	496
Depreciation and amortization	1,649	1,880	4,997	5,427	6,816
Impairment of long-lived assets	50,000	21,796	51,898	–	–
Interest	2,331	4,055	5,345	5,535	5,594
Loss from early extinguishment of debt	–	1,801	–	–	–
Total expenses	54,783	32,696	66,588	15,274	16,635

Loss from discontinued operations before minority interests	(52,519)	(27,083)	(58,683)	(6,998)	(7,877)
Minority interests allocated to discontinued operations	–	–	3,428	935	1,066

Loss from discontinued operations	$(52,519)	$(27,083)	$(55,255)	$(6,063)	$(6,811)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007

Revenue:
Rental	$21,445	$22,562	$21,888	$22,110	$21,458
Tenant reimbursements	6,579	6,684	5,148	6,972	7,857
Parking	2,041	2,210	2,318	2,232	2,426
Interest and other	85	2,422	48	66	67
Total revenue	30,150	33,878	29,402	31,380	31,808

Expenses:
Rental property operating and maintenance	7,049	6,467	6,309	6,119	6,563
Real estate taxes	2,419	3,298	2,034	3,815	3,797
Parking	445	422	424	449	411
Depreciation and amortization	11,018	13,375	11,884	11,514	12,250
Interest	11,008	11,014	10,907	10,917	11,061
Other	1,370	1,359	1,566	1,255	1,195
Total expenses	33,309	35,935	33,124	34,069	35,277

Net loss	$(3,159)	$(2,057)	$(3,722)	$(2,689)	$(3,469)

Company share	$(631)	$(412)	$(744)	$(538)	$(694)
Intercompany eliminations	301	314	356	262	268

Equity in net loss of unconsolidated joint venture	$(330)	$(98)	$(388)	$(276)	$(426)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Funds from Operations
(unaudited and in thousands, except share and per share data)

		For the Three Months Ended
		December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007

	Reconciliation of net loss to funds from operations:

	Net loss available to common stockholders	$(96,305)	$(72,524)	$(110,628)	$(48,591)	$(44,462)

Add:	Depreciation and amortization of real estate assets	46,052	46,881	50,888	52,995	56,733
	Depreciation and amortization of real estate assets - unconsolidated joint venture (1)	2,204	2,675	2,377	2,303	2,451
	Minority interests	–	–	(6,864)	(7,490)	(6,958)

	Funds from operations available to common stockholders and unit holders (FFO) (2)	$(48,049)	$(22,968)	$(64,227)	$(783)	$7,764

	Company share of FFO (3)	$(42,180)	$(20,158)	$(56,383)	$(678)	$6,715

	FFO per share - basic	$(0.88)	$(0.42)	$(1.18)	$(0.01)	$0.14
	FFO per share - diluted	$(0.88)	$(0.42)	$(1.18)	$(0.01)	$0.14

	Weighted average number of common shares outstanding - basic	47,777,101	47,773,575	47,615,421	46,982,531	46,870,622
	Weighted average number of common and common equivalent shares outstanding - diluted	47,777,868	47,778,955	47,875,984	47,026,291	46,899,660
	Weighted average diluted shares and units	54,452,441	54,453,528	54,550,557	54,319,693	54,305,576

	Reconciliation of FFO to FFO before specified items: (2)

	FFO available to common stockholders and unit holders (FFO)	$(48,049)	$(22,968)	$(64,227)	$(783)	$7,764
Add:	Loss from early extinguishment of debt included in continuing operations	–	1,463	–	–	886
	Loss from early extinguishment of debt included in discontinued operations	–	1,801	–	–	–
	Impairment of long-lived assets included in discontinued operations	50,000	21,796	51,898	–	–
	Costs associated with strategic alternatives and management changes	–	–	17,490	6,402	–
	FFO before specified items	$1,951	$2,092	$5,161	$5,619	$8,650

	Company share of FFO before specified items (3)	$1,713	$1,836	$4,531	$4,869	$7,477

	FFO per share before specified items - basic	$0.04	$0.04	$0.10	$0.10	$0.16
	FFO per share before specified items - diluted	$0.04	$0.04	$0.09	$0.10	$0.16
__________
(1)	Amount represents our 20% ownership interest in the MMO joint venture.
(2)	For the definition and discussion of FFO and FFO before specified items, see page 46.
(3)
Based on a weighted average interest in our Operating Partnership of approximately 87.8% for the three months ended December 31, September 30 and June 30, 2008, 86.6% for the three months ended March 31, 2008 and 86.4% for the three months ended December 31, 2007.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Adjusted Funds from Operations (1)
(unaudited and in thousands)

		For the Three Months Ended
		December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007

FFO		$(48,049)	$(22,968)	$(64,227)	$(783)	$7,764
Add:	Non-real estate depreciation	99	86	1,711	113	123
	Straight line ground lease expense	51	620	582	609	609
	Amortization of deferred financing costs	2,243	1,790	2,085	3,597	3,321
	Non-cash stock compensation	1,443	1,385	(93)	2,266	1,653
	Impairment of long-lived assets	50,000	21,796	51,898	–	–
	Loss from early extinguishment of debt (2)	–	3,264	–	–	886

Deduct:	Straight line rent	3,784	4,909	4,281	3,713	2,907
	Fair value lease revenue	5,643	6,457	7,972	8,267	9,749
	Capitalized payments (3)	5,520	7,137	8,664	8,852	12,173
	Non-recoverable capital expenditures (4), (5)	620	2,959	2,523	4,470	3,413
	Recoverable capital expenditures	704	145	56	292	1,133
	Hotel improvements, equipment upgrades and replacements	290	254	111	45	172
	2nd generation tenant improvements and leasing commissions (6), (7)	7,878	3,614	6,617	3,530	5,048
	MMO joint venture AFFO adjustments	532	638	610	418	583

Adjusted funds from operations (AFFO)		$(19,184)	$(20,140)	$(38,878)	$(23,785)	$(20,822)
__________
(1)	For the definition and computation method of AFFO, see page 47. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 15.
(2)
The three months ended September 30, 2008 includes approximately $2 million in losses from early extinguishment of debt attributable to discontinued operations and approximately $1 million related to the termination of the $130.0 million revolving credit facility.

(3)	Includes capital lease principal payments, regular principal payments required to service our debt, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes $2.8 million and $3.3 million of non-recoverable capital expenditures for the three months ended June 30 and March 31, 2008, respectively, as a result of discretionary renovation costs at KPMG Tower.  Excludes $0.3 million of non-recoverable capital expenditures for the three months ended March 31, 2008 as a result of planned renovation at Lantana Media Campus.

(5)
Excludes $1.9 million of non-recoverable capital expenditures for the three months ended December 31, 2007 at KPMG Tower as a result of discretionary renovation costs.  Excludes $0.2 million of expenditures for the three months ended December 31, 2007 related to planned renovation at Lantana Media Campus.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $6.2 million, $0.4 million, $0.4 million, $1.1 million and $1.1 million for the three months ended December 31, September 30, June 30 and March 31, 2008, and December 31, 2007, respectively.

(7)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $6.2 million, $5.5 million, $12.7 million, $11.3 million and $14.0 million for the three months ended December 31, September 30, June 30 and March 31, 2008, and December 31, 2007, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2)
(unaudited and in thousands)

		For the Three Months Ended
		December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
	Reconciliation of net loss to earnings before interest, taxes and depreciation and amortization (EBITDA):

	Net loss	$(91,539)	$(67,758)	$(105,862)	$(43,825)	$(39,696)
Add:	Minority interests	–	–	(6,864)	(7,490)	(6,958)
	Interest expense (3)	69,952	67,752	67,947	69,749	71,708
	Company share of interest expense included in unconsolidated joint venture	2,202	2,203	2,181	2,183	2,212
	Depreciation and amortization (4)	46,151	46,967	51,027	53,108	56,856
	Company share of depreciation and amortization included in unconsolidated joint venture	2,204	2,675	2,377	2,303	2,451

	EBITDA	$28,970	$51,839	$10,806	$76,028	$86,573

	EBITDA	$28,970	$51,839	$10,806	$76,028	$86,573
Add:	Loss from early extinguishment of debt included in continuing operations	–	1,463	–	–	886
	Loss from early extinguishment of debt included in discontinued operations	–	1,801	–	–	–
	Impairment of long-lived assets included in discontinued operations	50,000	21,796	51,898	–	–
	Costs associated with strategic alternatives and management changes	–	–	17,490	6,402	–

	Adjusted EBITDA	$78,970	$76,899	$80,194	$82,430	$87,459

	Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

	Cash flows from operating activities	$(26,978)	$(7,588)	$4,109	$(12,201)	$(11,838)
	Changes in other assets and liabilities	17,286	(5,580)	(33,680)	(3,247)	782
	Non-recoverable capital expenditures	(620)	(2,959)	(2,523)	(4,470)	(3,413)
	Recoverable capital expenditures	(704)	(145)	(56)	(292)	(1,133)
	Hotel improvements, equipment upgrades and replacements	(290)	(254)	(111)	(45)	(172)
	2nd generation tenant improvements and leasing commissions (5), (6)	(7,878)	(3,614)	(6,617)	(3,530)	(5,048)

	AFFO	$(19,184)	$(20,140)	$(38,878)	$(23,785)	$(20,822)
__________
(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 48.
(2)	For the definition and discussion of AFFO, see page 47.
(3)
Includes interest expense of $2.3 million, $4.1 million, $5.3 million, $5.5 million and $5.6 million for the three months ended December 31, September 30, June 30, March 31, 2008, and December 31, 2007, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $1.6 million, $1.9 million, $5.0 million, $5.4 million and $6.8 million for the three months ended December 31, September 30, June 30 and March 31, 2008, and December 31, 2007, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $6.2 million, $0.4 million, $0.4 million, $1.1 million and $1.1 million for the three months ended December 31, September 30, June 30 and March 31, 2008, and December 31, 2007, respectively.

(6)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $6.2 million, $5.5 million, $12.7 million, $11.3 million and $14.0 million for the three months ended December 31, September 30, June 30 and March 31, 2008, and December 31, 2007, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Capital Structure

Debt
(in thousands)
		Balance as of
		December 31, 2008

Mortgage and other secured loans (including mortgage associated with real estate held for sale)		$4,882,809
Company share of MMO joint venture debt		161,420
Total combined debt		$5,044,229

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	47,975	$70,043

Operating Partnership units	6,675	9,745
Total common equity	54,650	$79,788

Total consolidated market capitalization		$5,212,597

Total combined market capitalization (2)		$5,374,017
__________
(1)	Value based on the New York Stock Exchange closing price of $1.46 on December 31, 2008.
(2)	Includes our share of Maguire Macquarie Office ("MMO") joint venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Balance as of December 31, 2008	% of Debt	Interest Rate as of December 31, 2008 (1)
Floating-Rate Debt
Repurchase facility (2)	May 1, 2011	$35,000	0.72%	2.19%

Construction Loans:
3161 Michelson (3)	September 28, 2009	168,719	3.46%	3.44%
Lantana Media Campus (4)	June 13, 2009	79,953	1.64%	3.44%
17885 Von Karman	June 30, 2010	24,145	0.49%	5.50%
2385 Northside Drive	August 6, 2010	13,991	0.29%	5.50%
207 Goode (5)	May 1, 2010	9,133	0.19%	2.24%
Total construction loans		295,941	6.07%	3.67%

Variable-Rate Mortgage Loans:
Griffin Towers (6)	May 1, 2010	125,000	2.56%	6.50%
Plaza Las Fuentes (7)	September 29, 2010	99,800	2.04%	3.69%
500-600 City Parkway (8)	May 9, 2010	98,751	2.02%	1.79%
Brea Corporate Place (9)	May 1, 2010	70,469	1.44%	2.39%
Brea Financial Commons (9)	May 1, 2010	38,532	0.79%	2.39%
Total variable-rate mortgage loans		432,552	8.85%	3.74%

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower (10)	October 9, 2012	399,318	8.18%	7.16%
207 Goode (5)	May 1, 2010	25,000	0.51%	7.36%
Total variable-rate swapped to fixed-rate loans		424,318	8.69%	7.18%

Total floating-rate debt		1,187,811	24.33%	4.90%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	11.26%	5.68%
Two California Plaza (11)	May 6, 2017	466,217	9.55%	5.50%
Gas Company Tower	August 11, 2016	458,000	9.38%	5.10%
Pacific Arts Plaza	April 1, 2012	270,000	5.53%	5.15%
777 Tower (11)	November 1, 2013	269,835	5.53%	5.84%
US Bank Tower	July 1, 2013	260,000	5.32%	4.66%
550 South Hope Street (11)	May 6, 2017	198,444	4.07%	5.67%
Park Place I	November 1, 2014	170,000	3.48%	5.64%
City Tower (11)	May 10, 2017	139,834	2.86%	5.85%
Glendale Center	August 11, 2016	125,000	2.56%	5.82%
500 Orange Tower (11)	May 6, 2017	109,127	2.23%	5.88%
2600 Michelson (11)	May 10, 2017	109,101	2.23%	5.69%
Park Place II	March 11, 2012	99,268	2.03%	5.39%
Stadium Towers Plaza (11)	May 11, 2017	99,213	2.03%	5.78%
Lantana Media Campus	January 6, 2010	98,000	2.01%	4.94%
801 North Brand	April 6, 2015	75,540	1.55%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.07%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	0.91%	5.93%
701 North Brand	October 1, 2016	33,750	0.69%	5.87%
700 North Central	April 6, 2015	27,460	0.56%	5.73%
Griffin Towers Senior Mezzanine	May 1, 2011	20,000	0.41%	13.00%
18581 Teller (11)	May 6, 2017	19,839	0.41%	5.65%
Total fixed-rate debt		3,694,998	75.67%	5.51%

Total consolidated debt		4,882,809	100.00%	5.37%
Less: mortgage loan associated with real estate held for sale		(168,719)
Total debt - continuing operations		$4,714,090

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Debt Summary (continued)
(in thousands, except percentages)

__________
(1)
The December 31, 2008 one-month LIBOR rate of 0.44% was used to calculate interest on the variable-rate loans, except for the 17885 Von Karman and 2385 Northside Drive construction loans which were calculated using the prime rate of 3.25% as of December 31, 2008.

(2)	This loan bears interest at a variable rate of (i) LIBOR plus 1.75% for the first year, (ii) LIBOR plus 2.75% for the second year and (iii) LIBOR plus 3.75% for the third year.
(3)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 5.50% for 75.0% of the maximum loan balance during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions. As of December 31, 2008, our 3161 Michelson property is classified as held for sale.

(4)	One one-year extension is available at our option, subject to certain conditions.
(5)
This loan bears interest at a rate of LIBOR plus 1.80%.  We have entered into an interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.  One one-year extension is available at our option, subject to certain conditions.

(6)
This loan bears interest at a rate of the greater of LIBOR or 3.00%, plus 3.50%.  As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 5.00% during the loan term, excluding the extension period.  One one-year extension is available at our option, subject to certain conditions.

(7)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions.

(8)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.00% during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions.

(9)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions.

(10)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(11)	These loans are reflected net of the related debt discount. At December 31, 2008, the discount for all loans referenced totals approximately $11 million.

Maguire Properties, Inc.
Washington Mutual IrvineSupplemental Operating and Financial Data
Fourth Quarter 2008

MMO Joint Venture Debt Summary
 (in thousands, except percentages)

	Maturity Date	Principal Balance as of December 31, 2008	% of Debt	Interest Rate as of December 31, 2008

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.20%	5.26%
One California Plaza (1)	December 1, 2010	142,410	17.65%	4.73%
San Diego Tech Center (2)	April 11, 2015	135,782	16.82%	5.70%
Quintana Campus (1)	December 11, 2011	105,909	13.12%	5.07%
Cerritos Corporate Center (3)	February 1, 2016	95,000	11.77%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.44%	5.66%
Total fixed-rate debt		807,101	100.00%	5.27%

Total joint venture debt		$807,101	100.00%	5.27%

Our portion of joint venture debt (4)		$161,420
__________
(1)	These loans are reflected net of the related discount. At December 31, 2008, the total discount for all loans referenced totals approximately $1 million.
(2)	This loan includes the related premium of approximately $3 million as of December 31, 2008.
(3)	All monthly debt service payments are made by the joint venture. We were the guarantor on the loan through January 4, 2009.
(4)	We own 20% of the MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Debt Maturities
(in thousands, except percentages)

	2009	2010	2011	2012	2013	Thereafter	Total
Floating-Rate Debt
Repurchase facility	$10,000	$10,000	$15,000	$–	$–	$–	$35,000

Construction Loans:
3161 Michelson (1), (2)	168,719	–	–	–	–	–	168,719
Lantana Media Campus (3)	79,953	–	–	–	–	–	79,953
17885 Von Karman	–	24,145	–	–	–	–	24,145
2385 Northside Drive	–	13,991	–	–	–	–	13,991
207 Goode (3)	–	9,133	–	–	–	–	9,133
Total construction loans	248,672	47,269	–	–	–	–	295,941

Variable-Rate Mortgage Loans:
Griffin Towers (3)	–	125,000	–	–	–	–	125,000
Plaza Las Fuentes (4)	1,200	98,600	–	–	–	–	99,800
500-600 City Parkway (1)	–	98,751	–	–	–	–	98,751
Brea Corporate Place (1)	–	70,469	–	–	–	–	70,469
Brea Financial Commons (1)	–	38,532	–	–	–	–	38,532
Total variable-rate mortgage loans	1,200	431,352	–	–	–	–	432,552

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower	–	–	–	399,318	–	–	399,318
207 Goode (3)	–	25,000	–	–	–	–	25,000
Total variable-rate swapped to fixed-rate loans	–	25,000	–	399,318	–	–	424,318
Total floating-rate debt	259,872	513,621	15,000	399,318	–	–	1,187,811

Fixed-Rate Debt
Wells Fargo Tower (Los Angeles, CA)	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
777 Tower	–	–	–	–	273,000	–	273,000
Pacific Arts Plaza	–	–	–	270,000	–	–	270,000
US Bank Tower	–	–	–	–	260,000	–	260,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
Park Place I	–	2,232	2,361	2,498	2,642	160,267	170,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Park Place II	1,266	1,266	1,266	95,470	–	–	99,268
Lantana Media Campus	–	98,000	–	–	–	–	98,000
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	–	52,000	–	–	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
Griffin Towers Senior Mezzanine	–	–	20,000	–	–	–	20,000
18581 Teller	–	–	–	–	–	20,000	20,000
Total fixed-rate debt	1,266	101,498	23,627	419,968	535,642	2,624,387	3,706,388
Total consolidated debt	261,138	615,119	38,627	819,286	535,642	2,624,387	4,894,199
Debt discount	–	–	–	–	(3,165)	(8,225)	(11,390)
Total consolidated debt, net of discount	261,138	615,119	38,627	819,286	532,477	2,616,162	4,882,809
Less: mortgage loan associated with real estate held for sale	(168,719)	–	–	–	–	–	(168,719)
Total debt - continuing operations	$92,419	$615,119	$38,627	$819,286	$532,477	$2,616,162	$4,714,090
Weighted average interest rate	3.40%	4.15%	8.10%	6.16%	5.27%	5.58%	5.37%
__________
(1)	Two one-year extensions are available at our option, subject to certain conditions.
(2)	As of December 31, 2008, our 3161 Michelson property is classified as held for sale.
(3)	One one-year extension is available at our option, subject to certain conditions.
(4)	Three one-year extensions are available at our option, subject to certain conditions.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 MMO Joint Venture Debt Maturities
(in thousands, except percentages)

	2009	2010	2011	2012	2013	Thereafter	Total

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	2,984	140,202	–	–	–	–	143,186
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Quintana Campus	–	–	106,000	–	–	–	106,000
Cerritos Corporate Center	–	–	1,054	1,330	1,406	91,210	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	2,984	140,202	107,054	1,330	1,406	552,210	805,186

Debt premium, net of discount	–	(775)	(91)	–	–	2,781	1,915

Total joint venture debt	$2,984	$139,427	$106,963	$1,330	$1,406	$554,991	$807,101

Weighted average interest rate	4.73%	4.73%	5.07%	5.54%	5.54%	5.45%	5.27%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended December 31, (1)				For the Year Ended December 31, (2)
	2008	2007	% Change		2008	2007	% Change
Total Same Store Portfolio
Number of properties	27	27			14	14
Square feet as of December 31	15,257,886	15,236,317			10,268,465	10,254,288
Percentage of wholly-owned Office Portfolio	94.4%	96.6%			63.5%	65.0%
Weighted average leased percentage (3)	80.9%	84.0%			84.7%	86.3%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$129,251	$134,209	(3.7)%	(4)	$358,518	$359,311	(0.2)%
Operating expenses	50,614	51,031	(0.8)%		136,339	135,630	0.5%
Other expense	804	1,440	(44.2)%	(5)	223	223
Net operating income	$77,833	$81,738	(4.8)%		$221,956	$223,458	(0.7)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$120,321	$123,392	(2.5)%		$346,960	$347,047
Operating expenses	50,614	51,031	(0.8)%		136,340	135,630	0.5%
Other expense	743	838	(11.4)%	(5)	249	249
Net operating income	$68,964	$71,523	(3.6)%		$210,371	$211,168	(0.4)%
__________
(1)
Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of our joint venture properties, the 1920 and 2010 Main Plaza and City Plaza properties that were disposed of during 2008, 2385 Northside Drive and the Lantana South building, which were placed in service in fourth quarter 2008, and 3161 Michelson, which was classified as held for sale as of December 31, 2008.

(2)
Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of our joint venture properties, the Wateridge Plaza, Pacific Center and Regents Square properties that were disposed of during 2007, properties acquired in the Blackstone Transaction in April 2007, 130 State College which was acquired in July 2007, 3161 Michelson which was placed in service in September 2007, and 2385 Northside Drive and the Lantana South building, which were placed in service in fourth quarter 2008.

(3)	Represents weighted average leased amounts for the Same Store portfolio.
(4)	Decrease primarily due to lower fair value lease revenue and interest income during 2008.
(5)	Decrease due to lower ground lease expense during 2008.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	18	1991	100%	1,323,651	1,323,651	6.50%	92.1%	$33,946,252	$33,946,252	$27.86
US Bank Tower	1	51	1989	100%	1,412,351	1,412,351	6.93%	65.6%	24,392,936	24,392,936	26.33
Wells Fargo Tower	2	64	1982	100%	1,396,121	1,396,121	6.85%	93.9%	27,350,771	27,350,771	20.85
Two California Plaza	1	65	1992	100%	1,328,275	1,328,275	6.51%	94.0%	24,961,679	24,961,679	19.98
KPMG Tower	1	20	1983	100%	1,143,654	1,143,654	5.61%	92.5%	23,826,900	23,826,900	22.54
777 Tower	1	36	1991	100%	1,010,123	1,010,123	4.95%	91.9%	19,139,555	19,139,555	20.61
550 South Hope Street	1	42	1991	100%	565,738	565,738	2.77%	87.3%	8,402,809	8,402,809	17.01
One California Plaza	1	31	1985	20%	993,469	198,694	4.87%	77.3%	15,638,157	3,127,631	20.37
Total LACBD Submarket	9	327			9,173,382	8,378,607	44.99%	86.7%	177,659,059	165,148,533	22.34

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	387,545	387,545	1.90%	100.0%	8,649,073	8,649,073	22.32
801 North Brand	1	31	1987	100%	282,770	282,770	1.39%	88.8%	4,782,164	4,782,164	19.05
701 North Brand	1	13	1978	100%	131,129	131,129	0.64%	100.0%	2,267,347	2,267,347	17.29
700 North Central	1	18	1979	100%	134,168	134,168	0.66%	92.0%	1,927,596	1,927,596	15.62
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.94%	100.0%	5,081,285	5,081,285	26.33
Total Tri-Cities Submarket	8	75			1,128,570	1,128,570	5.53%	96.2%	22,707,465	22,707,465	20.91

Santa Monica Professional and Entertainment Submarket:
Lantana Media Campus	4	25	1989/2001/2008	100%	464,475	464,475	2.28%	82.8%	15,734,321	15,734,321	40.89
Total Entertainment Submarket	4	25			464,475	464,475	2.28%	82.8%	15,734,321	15,734,321	40.89

Cerritos Office Submarket:
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.09%	100.0%	5,982,037	1,196,408	26.95
Cerritos - Phase II	1	-	2001	20%	104,567	20,913	0.51%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	1.60%	100.0%	8,464,458	1,692,892	25.92

Total Los Angeles County	23	428			11,092,962	10,036,959	54.40%	87.9%	$224,565,303	$205,283,211	$23.03

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket:
Park Place	8	36	1977/2002	100%	1,787,440	1,787,440	8.77%	60.3%	$17,241,952	$17,241,952	$15.99
3161 Michelson (4)	1	5	2007	100%	532,141	532,141	2.61%	61.9%	10,044,441	10,044,441	30.51
2600 Michelson	1	29	1986	100%	308,109	308,109	1.51%	76.1%	4,822,474	4,822,474	20.58
18581 Teller	1	3	1983	100%	86,087	86,087	0.42%	100.0%	1,382,426	1,382,426	16.06
Quintana Campus	4	2	1989/2004	20%	414,595	82,919	2.03%	100.0%	9,314,466	1,862,893	22.47
17885 Von Karman Avenue	1	-	2008	100%	151,370	151,370	0.74%	0.0%	-	-	-
Total Airport Submarket	16	75			3,279,742	2,948,066	16.08%	65.3%	42,805,759	35,354,186	19.98

Costa Mesa Submarket:
Griffin Towers	2	36	1987	100%	543,988	543,988	2.67%	64.3%	5,805,217	5,805,217	16.59
Pacific Arts Plaza	8	42	1982	100%	785,173	785,173	3.85%	80.1%	14,022,970	14,022,970	22.30
Total Costa Mesa Submarket	10	78			1,329,161	1,329,161	6.52%	73.6%	19,828,187	19,828,187	20.26

Central Orange Submarket:
3800 Chapman	1	1	1984	100%	157,231	157,231	0.77%	63.4%	2,159,701	2,159,701	21.66
500-600 Parkway	3	12	1978	100%	457,475	457,475	2.24%	28.7%	2,119,332	2,119,332	16.13
City Tower	1	25	1988	100%	411,843	411,843	2.02%	78.1%	7,128,670	7,128,670	22.15
500 Orange Tower	3	35	1987	100%	334,998	334,998	1.64%	79.6%	5,346,266	5,346,266	20.06
Stadium Towers Plaza	1	26	1988	100%	258,257	258,257	1.27%	63.1%	3,317,963	3,317,963	20.36
Stadium Gateway	1	7	2001	20%	272,826	54,565	1.34%	79.0%	4,633,088	926,618	21.48
Total Central Orange Submarket	10	106			1,892,630	1,674,369	9.28%	63.3%	24,705,020	20,998,550	20.62

Other:
Brea Corporate Place	2	16	1987	100%	328,996	328,996	1.62%	48.6%	2,935,767	2,935,767	18.34
Brea Financial Commons	3	2	1987	100%	165,540	165,540	0.81%	90.7%	2,845,219	2,845,219	18.96
130 State College	1	1	1983	100%	42,884	42,884	0.21%	100.0%	614,956	614,956	14.34
Total Other	6	19			537,420	537,420	2.64%	65.7%	6,395,942	6,395,942	18.12

Total Orange County	42	278			7,038,953	6,489,016	34.52%	66.4%	$93,734,908	$82,576,865	$20.06

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
San Diego County

Sorrento Mesa Submarket:
San Diego Tech Center	11	29	1984/1986	20%	645,934	129,187	3.17%	96.8%	$12,680,555	$2,536,111	$20.29
Total Sorento Mesa Submarket	11	29			645,934	129,187	3.17%	96.8%	12,680,555	2,536,111	20.29

Mission Valley Submarket:
Mission City Corporate Center	3	14	1990	100%	190,634	190,634	0.93%	86.9%	4,081,007	4,081,007	24.63
2385 Northside Drive	1	1	2008	100%	88,795	88,795	0.44%	51.7%	798,288	798,288	17.37
Total Mission Valley Submarket	4	15			279,429	279,429	1.37%	75.7%	4,879,295	4,879,295	23.06

Total San Diego County	15	44			925,363	408,616	4.54%	90.4%	$17,559,850	$7,415,406	$20.99

Other
Denver, CO - Downtown Submarket:
Wells Fargo Center - Denver	1	41	1983	20%	1,211,773	242,354	5.94%	95.9%	$22,744,849	$4,548,970	$19.56
Total Other	1	41			1,211,773	242,354	5.94%	95.9%	22,744,849	4,548,970	19.56

Total Office Properties	81	791			20,269,051	17,176,945	99.40%	81.0%	$358,604,910	$299,824,452	$21.84

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Retail Property
John Wayne Airport Submarket:
Park Place	8	25	1981	100%	122,533	122,533	0.60%	91.8%	$3,409,080	$3,409,080	$30.30
Total Retail Properties	8	25			122,533	122,533	0.60%	91.8%	3,409,080	3,409,080	30.30

Total Office and Retail Properties	89	816			20,391,584	17,299,478	100.00%	81.1%	$362,013,990	$303,233,532	$21.89
Effective Office and Retail Properties					17,299,478			79.3%			$22.09

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total Office, Retail and Hotel Properties					20,657,584	17,565,478
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (5)	Effective Annualized Parking Revenue (6)	Effective Annualized Parking Revenue per Vehicle Capacity (7)
On-Site Parking					11,772,172	9,955,174	38,867	32,988	$50,747,924	$44,215,752	$1,340
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	12,305,545	12,305,545	2,148
Total Parking Properties					13,486,607	11,669,609	44,596	38,717	$63,053,469	$56,521,297	1,460

Total Office, Retail, Hotel and Parking Properties					34,144,191	29,235,087
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2008. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	As of December 31, 2008, our 3161 Michelson property is classified as held for sale.
(5)	Annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2008.
(6)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2008 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(7)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Portfolio Geographic Distribution (1)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest ( % )	Weighted Average Remaining Lease Term (in years)	% Leased Q4 2008	% Leased Q3 2008	% Leased Q2 2008	% Leased Q1 2008	% Leased Q4 2007

Gas Company Tower	100%	5.8	92.1%	92.0%	91.8%	90.1%	89.4%
US Bank Tower	100%	4.0	65.6%	65.1%	64.8%	85.0%	85.4%
Wells Fargo Tower	100%	5.6	93.9%	93.8%	93.9%	94.0%	92.8%
KPMG Tower	100%	9.2	92.5%	92.5%	92.5%	68.9%	69.0%
777 Tower	100%	5.0	91.9%	94.1%	94.5%	94.7%	94.1%
One California Plaza	20%	4.7	77.3%	81.2%	89.0%	88.9%	89.3%
Glendale Center	100%	3.3	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	3.1	88.8%	91.0%	90.1%	85.2%	85.8%
701 North Brand	100%	5.4	100.0%	100.0%	100.0%	100.0%	100.0%
700 North Central	100%	3.5	92.0%	91.1%	94.3%	94.3%	92.2%
Plaza Las Fuentes	100%	9.2	100.0%	100.0%	100.0%	100.0%	100.0%
Lantana Media Campus	100%	5.3	82.8%	88.8%	86.5%	86.5%	85.8%
Cerritos - Phase I	20%	5.8	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	2.4	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	2.9	60.3%	64.9%	65.0%	66.4%	71.0%
3161 Michelson	100%	10.6	61.9%	51.9%	32.4%	32.4%	32.4%
Quintana Campus	20%	1.2	100.0%	100.0%	100.0%	100.0%	100.0%
17885 Von Karman Avenue	100%	0.0	0.0%	0.0%	0.0%	0.0%
Pacific Arts Plaza	100%	5.6	80.1%	79.7%	81.2%	84.4%	85.0%
Stadium Gateway	20%	4.4	79.0%	77.5%	94.7%	90.2%	91.8%
Mission City Corporate Center	100%	3.0	86.9%	82.8%	82.8%	82.8%	84.6%
2385 Northside Drive	100%	11.3	51.7%	0.0%	0.0%	0.0%
San Diego Tech Center	20%	1.8	96.8%	96.8%	96.8%	97.3%	98.6%
Wells Fargo Center - Denver	20%	6.6	95.9%	95.5%	95.2%	95.2%	95.2%
Park Place - Retail	100%	6.3	91.8%	91.8%	91.8%	91.8%	95.1%
Two California Plaza	100%	5.0	94.0%	93.2%	93.2%	94.2%	93.1%
550 South Hope Street	100%	5.5	87.3%	88.3%	90.3%	91.0%	91.0%
2600 Michelson	100%	2.5	76.1%	82.0%	84.9%	88.0%	85.1%
3800 Chapman	100%	4.4	63.4%	63.4%	63.4%	100.0%	100.0%
18581 Teller	100%	1.5	100.0%	100.0%	100.0%	100.0%	100.0%
Griffin Towers	100%	4.5	64.3%	62.6%	65.0%	62.8%	77.1%
500-600 Parkway	100%	2.4	28.7%	26.6%	21.7%	14.0%	13.6%
City Tower	100%	3.2	78.1%	78.9%	81.1%	89.9%	90.2%
500 Orange Tower	100%	4.2	79.6%	80.2%	80.9%	86.9%	94.4%
Stadium Towers Plaza	100%	3.1	63.1%	61.0%	74.4%	79.4%	79.4%
Brea Corporate Place	100%	2.8	48.6%	47.7%	47.9%	46.7%	66.8%
Brea Financial Commons	100%	5.3	90.7%	90.7%	90.7%	49.1%	49.1%
130 State College	100%	5.8	100.0%	0.0%	0.0%	0.0%	0.0%
Total Portfolio		5.0	81.1%	81.0%	80.6%	81.1%	83.2%

Effective Portfolio (1)		5.1	79.3%	79.1%	78.2%	78.8%	81.1%
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Major Tenants - Office Properties

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	7.0%	576,516	4.2%	34	A
2	Sempra (Pacific Enterprises)	1	8,189,591	2.7%	217,413	1.6%	18	A
3	Wells Fargo Bank (3), (4)	5	7,202,745	2.4%	415,057	3.0%	68	AAA
4	AT&T (3)	5	4,810,836	1.6%	202,813	1.5%	48	A
5	Bank of America (3), (5)	6	4,651,768	1.5%	220,515	1.6%	37	AA-
6	US Bank, National Association (6)	3	4,295,815	1.4%	164,561	1.3%	74	AA+
7	Disney Enterprises	1	3,706,960	1.2%	156,215	1.1%	30	A
8	JP Morgan Chase & Co. (3), (7)	3	3,029,151	1.0%	126,447	0.9%	12	A+
9	State Farm Mutual Auto Insurance Company	3	2,702,753	0.9%	172,170	1.3%	62	AA
10	GMAC Mortgage Corporation	1	2,499,091	0.8%	130,161	0.9%	60	AA
	Total Rated / Weighted Average (3), (8)		62,372,593	20.5%	2,381,868	17.4%	45
	Total Investment Grade Tenants (3)		$103,139,357	34.0%	4,411,114	32.1%

	Unrated - Nationally Recognized
11	Latham & Watkins LLP	2	8,941,649	3.0%	397,991	2.9%	167	2nd Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	2	8,903,257	2.9%	354,721	2.6%	106	20th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,216,904	1.7%	342,094	2.5%	75	Largest US Accounting Firm
14	Marsh USA, Inc.	1	3,727,695	1.2%	212,721	1.5%	112	World's Largest Insurance Broker
15	KPMG LLP	1	3,636,822	1.2%	175,971	1.3%	66	4th Largest US Accounting Firm
16	Morrison & Foerster LLP	1	3,469,400	1.2%	138,776	1.0%	57	21st Largest US Law Firm
17	Munger, Tolles & Olson LLP	1	3,374,322	1.1%	160,682	1.2%	158	125th Largest US Law Firm
18	PricewaterhouseCoopers LLP	1	2,988,225	1.0%	160,784	1.2%	53	3rd Largest US Accounting Firm
19	Sidley Austin LLP	1	2,984,193	1.0%	187,362	1.4%	180	5th Largest US Law Firm
20	Bingham McCutchen LLP	1	2,442,677	0.8%	104,712	0.7%	49	30th Largest US Law Firm
	Total Unrated / Weighted Average (3), (8)		45,685,144	15.1%	2,235,814	16.3%	110
	Total Nationally Recognized Tenants (3)		81,420,718	26.9%	3,875,849	28.2%

	Total / Weighted Average (3), (8)		$108,057,737	35.6%	4,617,682	33.7%	76

	Total Investment Grade or Nationally Recognized Tenants (3)		$184,560,075	60.9%	8,286,963	60.4%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Major Tenants - Office Properties (continued)

(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2008, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of December 31, 2008. Rankings of law firms are based on total gross revenue in 2007 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.
(4)	Amounts shown for Wells Fargo Bank include leases with Wachovia, which was acquired by Wells Fargo on December 31, 2008.
(5)	Amounts shown for Bank of America include leases with Countrywide Home Loans, which was acquired by Bank of America on July 1, 2008.
(6)	Amounts shown for US Bank include leases with Downey Savings and Loan, which was acquired by US Bank on November 21, 2008.
(7)
On September 25, 2008, JP Morgan Chase entered into an agreement with the FDIC to purchase substantially all of the assets and assume certain of the liabilities of Washington Mutual Bank.  As part of this agreement, JP Morgan Chase had the right to assume or reject our leases with Washington Mutual.  During December 2008, we were notified by JP Morgan Chase that they had rejected all but one of the Washington Mutual leases.  We will continue to receive rent on the spaces that were rejected by JP Morgan Chase until the earlier of the move-out date or March 31, 2009.  As of December 31, 2008, leases totaling 102,335 effective square feet have been rejected.  The effective annualized rent associated with the rejected leases totals approximately $2.6 million.  We have entered into a new lease with JP Morgan Chase for 24,112 effective square feet for a term ending in 2010 with a one-year renewal option.  One of the rejected leases totaling 26,311 effective square feet is currently occupied by a subtenant.  We are currently negotiating a direct lease with the subtenant.

(8)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Portfolio Tenant Classification Description (1), (2)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Lease Expirations - Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	3,503,645	21.2%
2009	794,421	4.8%	$16,534,691	5.7%	$20.81	$20.84
2010	1,531,638	9.3%	35,040,169	12.2%	22.88	23.61
2011	2,416,713	14.6%	58,221,234	20.2%	24.09	25.35
2012	1,096,713	6.6%	23,398,420	8.1%	21.34	23.14
2013	2,337,973	14.2%	48,183,691	16.7%	20.61	23.43
2014	814,778	4.9%	15,370,103	5.3%	18.86	22.87
2015	813,015	4.9%	16,219,711	5.6%	19.95	23.50
2016	177,243	1.1%	3,689,929	1.3%	20.82	26.74
2017	1,060,769	6.4%	22,800,250	7.9%	21.49	24.83
2018	701,680	4.3%	19,316,861	6.7%	27.53	37.66
Thereafter	1,277,864	7.7%	29,763,358	10.3%	23.29	35.00
Total	16,526,452	100.0%	$288,538,417	100.0%	$22.16	$25.69

Leases Expiring in the Next 4 Quarters:

1st Quarter 2009	131,150	0.8%	$2,568,235	0.9%	$19.58	$19.60
2nd Quarter 2009 (3)	320,239	1.9%	6,534,175	2.3%	20.40	20.58
3rd Quarter 2009	123,262	0.8%	3,017,036	1.0%	24.48	24.56
4th Quarter 2009	219,770	1.3%	4,415,245	1.5%	20.09	19.86
Total	794,421	4.8%	$16,534,691	5.7%	$20.81	$20.84
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Lease Expirations - Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,116,855	11.4%
2009	362,585	3.7%	$7,289,847	3.6%	$20.11	$20.33
2010	915,426	9.4%	24,735,201	12.3%	27.02	27.70
2011	1,425,053	14.6%	40,114,701	20.0%	28.15	28.85
2012	760,551	7.8%	16,573,712	8.3%	21.79	24.00
2013	1,502,976	15.4%	30,833,913	15.4%	20.52	23.15
2014	461,644	4.7%	9,536,836	4.8%	20.66	24.94
2015	712,488	7.3%	13,943,240	7.0%	19.57	23.08
2016	176,249	1.8%	3,672,928	1.8%	20.84	26.79
2017	868,813	8.9%	18,332,472	9.1%	21.10	23.70
2018	615,704	6.3%	17,461,107	8.7%	28.36	38.47
Thereafter	854,614	8.7%	17,968,731	9.0%	21.03	32.63
Total	9,772,958	100.0%	$200,462,688	100.0%	$23.16	$26.78

Leases Expiring in the Next 4 Quarters:

1st Quarter 2009	39,736	0.4%	$651,900	0.3%	$16.41	$16.47
2nd Quarter 2009 (3)	161,382	1.6%	3,252,252	1.6%	20.15	20.49
3rd Quarter 2009	44,937	0.5%	1,065,866	0.5%	23.72	23.72
4th Quarter 2009	116,530	1.2%	2,319,829	1.2%	19.91	20.13
Total	362,585	3.7%	$7,289,847	3.6%	$20.11	$20.33
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Lease Expirations - Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,318,982	35.8%
2009	390,810	6.0%	$8,251,762	9.9%	$21.11	$20.92
2010	602,114	9.3%	9,920,853	11.9%	16.48	17.28
2011	934,753	14.5%	16,716,962	20.1%	17.88	19.85
2012	313,698	4.9%	6,280,017	7.6%	20.02	20.77
2013	834,997	12.9%	17,328,913	20.8%	20.75	23.94
2014	345,275	5.3%	5,695,315	6.9%	16.50	20.15
2015	77,206	1.2%	1,665,741	2.0%	21.58	24.72
2016	994	0.0%	17,001	0.0%	17.10	17.10
2017	191,956	3.0%	4,467,779	5.4%	23.28	29.95
2018	85,976	1.3%	1,855,754	2.2%	21.58	31.86
Thereafter	377,304	5.8%	10,996,337	13.2%	29.14	41.79
Total	6,474,065	100.0%	$83,196,434	100.0%	$20.02	$23.36

Leases Expiring in the Next 4 Quarters:

1st Quarter 2009	91,414	1.4%	$1,916,335	2.3%	$20.96	$20.96
2nd Quarter 2009 (3)	158,857	2.4%	3,273,941	3.9%	20.61	20.63
3rd Quarter 2009	78,325	1.2%	1,896,640	2.3%	24.22	24.22
4th Quarter 2009	62,214	1.0%	1,164,846	1.4%	18.72	17.46
Total	390,810	6.0%	$8,251,762	9.9%	$21.11	$20.92
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Perc entage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	353,119	9.1%
2009	708,107	18.3%	$13,936,571	19.0%	$19.68	$20.65
2010	573,574	14.9%	13,697,064	18.6%	23.88	24.87
2011	341,252	8.8%	6,536,498	9.0%	19.15	20.83
2012	330,990	8.6%	6,943,816	9.5%	20.98	22.11
2013	230,514	6.0%	5,013,992	6.8%	21.75	25.48
2014	593,913	15.4%	12,508,619	17.0%	21.06	24.71
2015	117,650	3.0%	2,350,833	3.2%	19.98	23.44
2016	81,033	2.1%	1,394,978	1.9%	17.21	23.08
2017	1,164	0.0%	30,264	0.0%	26.00	30.00
2018	81,744	2.1%	1,640,924	2.2%	20.07	29.50
Thereafter	452,072	11.7%	9,422,014	12.8%	20.84	30.42
Total	3,865,132	100.0%	$73,475,573	100.0%	$20.92	$22.95

Leases Expiring in the Next 4 Quarters:

1st Quarter 2009	277,106	7.2%	$6,003,537	8.2%	$21.67	$23.51
2nd Quarter 2009 (3)	45,807	1.2%	989,322	1.4%	21.60	21.60
3rd Quarter 2009	63,310	1.6%	1,280,843	1.7%	20.23	20.24
4th Quarter 2009	321,884	8.3%	5,662,869	7.7%	17.59	18.14
Total	708,107	18.3%	$13,936,571	19.0%	$19.68	$20.65
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended December 31, 2008	% Leased	For the Three Months Ended December 31, 2008	% Leased

Leased Square Feet as of September 30, 2008, as reported	16,407,643	81.0%	13,574,510	79.1%
Property Placed in Service - Lantana South (2)	95,304		95,304
Leased Square Feet as of September 30, 2008, as adjusted	16,502,947	80.9%	13,669,814	79.0%
Expirations	(586,743)	(2.9)%	(544,844)	(3.2)%
New Leases	334,783	1.7%	322,586	1.9%
Renewals	283,833	1.4%	277,654	1.6%
Leased Square Feet as of December 31, 2008	16,534,820	81.1%	13,725,210	79.3%

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot				$15.65
New / Renewed Rate per Square Foot				$16.88
Percentage Change				7.9%

GAAP Rent Growth (4), (5)
Expiring Rate per Square Foot				$14.27
New / Renewed Rate per Square Foot				$17.72
Percentage Change				24.2%

Weighted Average Lease Term - New (in months)				84
Weighted Average Lease Term - Renewal (in months)				51
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	During the fourth quarter of 2008, we placed the Lantana South building (132,976 SF) in service.
(3)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2009.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended December 31, 2008	% Leased	For the Three Months Ended December 31, 2008	% Leased

Leased Square Feet as of September 30, 2008, Los Angeles Central Business District	7,999,661	87.2%	7,354,481	87.8%
Expirations	(159,043)	(1.8)%	(127,969)	(1.5)%
New Leases	35,996	0.5%	35,996	0.4%
Renewals	76,223	0.8%	76,223	0.9%
Leased Square Feet as of December 31, 2008, Los Angeles Central Business District	7,952,837	86.7%	7,338,731	87.6%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$21.37
New / Renewed Rate per Square Foot				$25.97
Percentage Change				21.5%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$20.46
New / Renewed Rate per Square Foot				$26.48
Percentage Change				29.4%

Weighted Average Lease Term - New (in months)				71
Weighted Average Lease Term - Renewal (in months)				50
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2009.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended December 31, 2008	% Leased	For the Three Months Ended December 31, 2008	% Leased

Leased Square Feet as of September 30, 2008, Orange County	4,757,065	66.4%	4,256,248	64.4%
Expirations	(374,759)	(5.3)%	(374,758)	(5.7)%
New Leases	204,400	2.9%	201,018	3.1%
Renewals	198,625	2.8%	198,625	3.0%
Leased Square Feet as of December 31, 2008, Orange County	4,785,331	66.8%	4,281,133	64.8%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$13.64
New / Renewed Rate per Square Foot				$12.69
Percentage Change				(7.0)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$12.17
New / Renewed Rate per Square Foot				$13.73
Percentage Change				12.8%

Weighted Average Lease Term - New (in months)				36
Weighted Average Lease Term - Renewal (in months)				51
___________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2009.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Tenant Improvements and Leasing Commissions (1), (2)

	For the Three Months Ended				For the Year Ended December 31,
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	2008	2007	2006
Renewals (3)
Number of Leases	42	20	28	40	130	152	74
Square Feet	277,654	70,505	149,651	166,714	664,524	881,406	824,516
Tenant Improvement Costs per Square Foot (4)	$13.38	$9.28	$11.39	$19.17	$13.95	$11.69	$29.22
Leasing Commission Costs per Square Foot	$5.92	$4.60	$4.50	$6.21	$5.53	$5.14	$8.18
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$19.30	$13.88	$15.89	$25.38	$19.48	$16.83	$37.40
Costs per Square Foot per Year	$4.57	$3.84	$3.42	$4.98	$4.36	$3.41	$4.78

New / Modified Leases (5)
Number of Leases	44	32	42	45	163	141	147
Square Feet	220,474	103,587	598,209	192,785	1,115,055	893,634	1,015,192
Tenant Improvement Costs per Square Foot (4)	$33.13	$11.71	$55.55	$26.20	$41.97	$22.89	$20.93
Leasing Commission Costs per Square Foot	$6.45	$4.22	$13.55	$6.81	$10.11	$6.52	$6.34
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$39.58	$15.93	$69.10	$33.01	$52.08	$29.41	$27.27
Costs per Square Foot per Year	$7.16	$4.16	$5.92	$5.75	$5.98	$5.00	$4.33

Total
Number of Leases	86	52	70	85	293	293	221
Square Feet	498,128	174,092	747,860	359,499	1,779,579	1,775,040	1,839,708
Tenant Improvement Costs per Square Foot (4)	$22.12	$10.73	$46.72	$22.94	$31.51	$17.33	$24.64
Leasing Commission Costs per Square Foot	$6.15	$4.37	$11.74	$6.53	$8.40	$5.84	$7.16
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$28.27	$15.10	$58.46	$29.47	$39.91	$23.17	$31.80
Costs per Square Foot per Year	$5.89	$4.03	$5.69	$5.41	$5.60	$4.28	$4.55
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases of less than six months, and leases for raw space.
(2)
Tenant improvements and leasing commission information for 2008 and 2007 reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.  Information for 2006 reflects 100% of the consolidated portfolio and 100% of the MMO joint venture properties.

(3)	Does not include retained tenants that have relocated to new space or expanded into new space.
(4)	Tenant improvements include improvements and lease concessions.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Historical Capital Expenditures - Office Properties (1)

	For the Three Months Ended				For the Year Ended December 31,
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	2008	2007	2006

Consolidated
Non-recoverable capital expenditures (2), (3)	$620,399	$2,958,753	$2,522,826	$4,469,765	$10,571,743	$11,326,800	$2,454,126
Total square feet	15,498,637	15,495,673	16,080,783	16,054,577	15,498,637	16,051,311	11,625,028
Non-recoverable capital expenditures per square foot	$0.04	$0.19	$0.16	$0.28	$0.68	$0.71	$0.21
Unconsolidated
Non-recoverable capital expenditures (4)	$22,177	$87,288	$83,172	$28,309	$220,946	$50,406	$153,069
Total square feet (5)	635,670	635,670	635,581	635,556	635,670	624,674	622,561
Non-recoverable capital expenditures per square foot	$0.03	$0.14	$0.13	$0.04	$0.35	$0.08	$0.25

Consolidated
Recoverable capital expenditures (6)	$704,188	$145,145	$56,406	$291,527	$1,197,266	$2,857,483	$1,329,624
Total square feet	15,498,637	15,495,673	16,080,783	16,054,577	15,498,637	16,051,311	11,625,028
Recoverable capital expenditures per square foot	$0.05	$0.01	$–	$0.02	$0.08	$0.18	$0.11
Unconsolidated
Recoverable capital expenditures (4), (6)	$30,524	$–	$–	$–	$30,524	$5,779	$122,149
Total square feet (5)	635,670	635,670	635,581	635,556	635,670	624,674	622,561
Recoverable capital expenditures per square foot	$0.05	$–	$–	$–	$0.05	$0.01	$0.20
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of acquisition or disposition will be footnoted separately.

(2)
Excludes approximately $2.8 million of non-recoverable capital expenditures for the three months ended June 30, 2008 as a result of discretionary renovation costs at KPMG Tower.  Excludes approximately $3.6 million of non-recoverable capital expenditures for the three months ended March 31, 2008 as a result of discretionary renovation costs totaling $3.3 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus.

(3)
Excludes approximately $3.8 million of non-recoverable capital expenditures for 2007 as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus.  For 2006, excludes $0.5 million of non-recoverable capital expenditures incurred at acquired properties following their acquisition.

(4)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.
(5)	The square footages of Cerritos Corporate Center Phases I and II and a portion of the Quintana Campus are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(6)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended December 31,			For the Year Ended December 31,
			Percent
Westin Hotel, Pasadena, CA	2008	2007	Change	2008	2007

Occupancy	71.1%	79.9%	(11.0)%	79.2%	80.2%

Average daily rate	$185.28	$177.25	4.5%	$178.47	$173.78

Revenue per available room (REVPAR)	$131.75	$141.59	(6.9)%	$141.37	$139.38

Hotel net operating income	$2,426,398	$2,621,864	(7.5)%	$9,510,547	$9,708,924

Hotel Historical Capital Expenditures

	For the Three Months Ended December 31,		For the Year Ended December 31,
Westin Hotel, Pasadena, CA	2008	2007	2008	2007	2006

Hotel improvements and equipment replacements	$290,323	$172,373	$699,531	$712,955	$730,531

Total hotel revenue	$6,448,044	$7,259,541	$26,615,726	$27,214,156	$27,053,648

Hotel improvements as a percentage of hotel revenue	4.5%	2.4%	2.6%	2.6%	2.7%

Renovation and upgrade costs	$–	$–	$–	$–	$164,072

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

 Construction in Progress

			As of December 31, 2008

Property	Location	Percentage Pre-Leased	Land Value (1)	Construction Costs Incurred	Estimated Cost of Development (2)	Developed / Developable Square Feet (3)	Estimated Date of Completion
			(in millions)	(in millions)	(in millions)
Los Angeles County

Lantana Media Campus (East building)	Santa Monica, CA	100%	$6.3	$34.1	$36.0	66,000	2008 (4)

207 Goode Avenue	Glendale, CA	0%	14.3	39.4	64.5	189,000	2009

	Total		$20.6	$73.5	$100.5	255,000

Property placed in service during fourth quarter 2008:

Los Angeles County

Lantana Media Campus (South building)	Santa Monica, CA					132,000
Lantana Media Campus - structured parking						223,000

			$12.2	$46.5	$52.0	355,000
__________
(1)
Land value represents the total land cost attributable to the entire project, including building and parking structure, and includes amounts capitalized for interest in excess of construction loan interest reserves and property taxes totaling approximately $3 million for 207 Goode Avenue and $4 million for Lantana Media Campus.

(2)	The estimated cost of development excludes land.
(3)	The developable square feet represent the office, retail, residential and parking square footages that we estimate can be developed on the referenced property.
(4)
The East building was completed during the first quarter of 2008.  Tenant improvement work started during the fourth quarter of 2008 and will be completed in March 2009.  Tenant improvements are scheduled according to our tenants’ expected move-in dates.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

  Development Pipeline

		As of December 31, 2008

Property	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development

Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	266,000	Office
Glendale Center - Phase II	Glendale, CA	264,000	158,000	Mixed Use
	Total Los Angeles County	1,194,000	424,000

Orange County
Stadium Tower II	Anaheim, CA	282,000	367,000	Office
Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	784,000	Office, Mixed Use
Pacific Arts Plaza	Costa Mesa, CA	468,000	260,000	Office
		225,000		Residential (3)
Park Place	Irvine, CA	1,237,000	2,376,000	Office, Retail & Hotel
		1,048,000		Residential
2600 Michelson (4)	Irvine, CA	270,000	154,000	Office
500 Orange Center (5)	Orange, CA	900,000	960,000	Office
605 City Parkway	Orange, CA	200,000	228,000	Office
City Tower II (6)	Orange, CA	465,000	696,000	Office
	Total Orange County	5,645,000	5,825,000

San Diego
San Diego Tech Center (7), (8)	Sorrento Mesa, CA	1,320,000	1,674,000	Office
	Total San Diego County	1,320,000	1,674,000
	Total Portfolio	8,159,000	7,923,000

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

  Development Pipeline (continued)

(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.
(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we have been in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e., Park Place).

(5)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(6)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(7)	Land held for development was not contributed to the MMO joint venture.
(8)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Management excludes both gains on disposal and impairment losses from the calculation of EBITDA because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted EBITDA: (continued)

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of EBITDA costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of EBITDA would make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.